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                                                                  EXHIBIT 23.3

                                                                       BERWIND
                                                         FINANCIAL GROUP, L.P.


                                                            INVESTMENT BANKING
                                                              MERCHANT BANKING


February 7, 1997

Board of Directors
Old Guard Group, Inc.
2929 Lititz Pike
Lancaster, PA 17601


Directors:

   We hereby consent to the inclusion of our updated appraisal dated February 7, 1997 of the estimated pro forma market value of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen-Home Mutual Insurance Company as subsidiaries of Old Guard Group, Inc. as an exhibit to the Old Guard Group, Inc. Form S-1 Registration Statement.



                                            Sincerely,


                                            /s/ Berwind Financial Group, L.P.
                                                -----------------------------
                                                BERWIND FINANCIAL GROUP, L.P.













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